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                                                                  Exhibit 23.3


                       [PANNELL KERR FORSTER LETTERHEAD]


                   Consent of Independent Public Accountants
                   -----------------------------------------


We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-15507) of our report dated February 16, 1996, except for Paragraphs 1 and 4 of Note 1, as to which the date is November 25, 1996, on our audit of the financial statements of Fountain Suites Hotel. We also consent to the reference to our firm under the caption "Experts."


                                                 /s/ PANNELL KERR FORSTER


December 6, 1996